SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST TITAN CORP.

(Name of Small Business Issuer in its Charter)

Florida	3823	27-3480481
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

Robert Tatar
6846 Tailfeather Way	6846 Tailfeather Way
Bradenton, FL 34204	Bradenton, FL 34204
941-807-1025	941-807-1025
941-753-4889 (FAX)	941-753-4889 (FAX)
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Please send copies of all correspondence to:

Robert Tatar

6846 Tailfeather Way

Bradenton, Fl 34204

941-753-4889

Approximate date of proposed sale to the public: After this registration statement becomes effective

If the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller Reporting Company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (3)	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock by Company par value $0.0001	3,000,000	$0.0125	$37,500	$2.67 (3)

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Calculated in accordance of rule 457(o) of the Securities Act of 1933 based on the fixed aggregate offering price of the securities being registered.

(3) Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

FIRST TITAN CORP.

3,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common Stock of FIRST TITAN CORP. ("FTC”), the "Company", "us", "we", "our"). Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. The purchasers in this offering may be receiving an illiquid security.

We are offering 3,000,000 shares of common stock directly to the public on a best efforts basis without the participation of an underwriter. This means that our director and officer will use his best efforts to sell the common stock but is not required to sell any specific dollar amount of securities. The shares will be offered at a fixed price of $0.0125 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering.  This offering will continue until  the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, however, at our discretion extend the offering for an additional 90 days beyond the initial period. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which the registration statement becomes effective. This is a direct participation offering since we are offering the stock directly without the participation of an underwriter.

SHARES OFFERED BY COMPANY	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE COMPANY

Per Share	$0.0125	Not applicable	$0.0125
Minimum Purchase	None	Not applicable	Not applicable
Total (3,000,000 shares)	$37,500	Not applicable	$37,500

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD IN ORDER TO CLOSE THIS OFFERING, PROCEEDS FROM THIS OFFERING WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR OUR USE, WITHOUT CONDITION, REGARDLESS OF THE AMOUNT OF PROCEEDS RAISED, AND REGARDLESS OF WHETHER WE ENTER INTO BANKRUPTCY PROTECTION BEFORE COMPLETION OF THIS OFFERING.  IF WE FILE FOR BANKRUPTCY PROTECTION OR A PETITION FOR INVOLUNTARY BANKRUPTCY IS FILED BY CREDITORS AGAINST US, YOUR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS. AS SUCH, YOU WILL LOSE YOUR INVESTMENT AND YOUR FUNDS WILL BE USED TO PAY CREDITORS.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES AND WE SHALL NOT SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

THE DATE OF THIS PROSPECTUS IS ______________, 2011

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 7 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 7, and the consolidated financial statements, before making an investment decision

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,000,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.0125 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company.	3,000,000 shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering the 3,000,000 shares of our common stock at $0.0125.

Number of shares outstanding before the offering of common shares	9,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	12,000,000 common shares will be issued and outstanding if we sell all of the shares that we are offering.

The minimum number of shares to be sold in this offering	None.

No escrow of proceeds

Because  there is no minimum number of shares required to be sold in order to close this offering, proceeds from this offering will not be held in escrow and will be immediately available for our use, without condition, regardless of the amount of proceeds raised, and regardless of whether we enter into bankruptcy protection before completion of this offering.  If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

Market for the common shares

There is no established market for the common stock being registered. We intend to secure a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have not yet secured a market maker to file our application. Furthermore, there can be no assurance that we will secure a market maker or that our common stock will ever become quoted on the OTC Bulletin Board.  The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock . The offering price for the shares will remain $0.0125 per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering, to begin implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $8,750.00 are being paid for by us. The maximum proceeds from this offering ($37,500) will satisfy our basic, subsistence level, cash requirements for up to 12 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, employees/consultants, suppliers, and customers.  75% of the possible proceeds from this offering ($28,125) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($18,750) will sustain us for up to six months, and 25% of the proceeds ($9,375) will sustain for up to three months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. Nevertheless, if we are only successful in selling 25% or less of the shares being registered, we will dedicate all proceeds to satisfying our continuous disclosure requirements. We do not have adequate funds to satisfy our working capital requirements for the next eighteen months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $587,500 to pay for expenses associated with our development over the next 18 months.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. However, we may, at our discretion, extend the offering for an additional 90 day period. In any event, the offering will not be extended beyond a 180 day period from the date upon which this Registration Statement is declared effective.

Terms of the Offering	Our sole Officer and Director will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Florida on September 16, 2010, as a for-profit company, and electing a fiscal year end of September 30. Our business and registered office is located at 6846 Tailfeather Way, Bradenton, FL 34203. Our telephone number is 941-807-1025 our fax number is 941-753-4889.

We intend to design and manufacture both panel and engineered/tooled custom vacuum formed instrument panels and wiring harnesses, required for the monitoring of any final product that utilizes a gas or diesel engine source. This product intends to be targeted to other manufacturers and FIRST TITAN CORP. will be considered a sub-supplier to these customers.

Our initial plan will be to rent a manufacturing facility to produce these products with anticipated fast turnaround, quality, experienced engineering and quality customer service.

We intend to design and manufacture both flat panel and engineered/tooled custom vacuum formed instrument panels and wiring harnesses for our customer’s specific requirements. These will include all instruments relative to engine monitoring at the dash or remote location. These will be supplied with the mating wire harness, for our customer’s easy assembly during the production process.

FIRST TITAN CORP. intends to target the following marketplaces that currently utilize and require our products such as, Heavy Duty Truck Manufacturers, Marine (Both I/O and Outboard applications), Agriculture (Tractor Builders, Irrigation Pumps, others), Industrial (Generator Sets), Diesel applications, other). We estimate this marketplace should provide FIRST TITAN CORP. with a large diverse customer base to solicit.

To achieve our goals FIRST TITAN CORP. intends to obtain the highly regarded ISO 9000 Quality Certification from the start. This will allow us to solicit business from the large OEM (Original Equipment Manufacturers), who require this certification before they will purchase product.

Our marketing approach is to engage commissioned only sales representatives who call on these OEM Manufacturers.

Our leadership will be spearheaded by our sole officer Mr. Robert Tatar who has had  35 years experience in this specific industry.

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. We need to raise an additional $550,000 (including the anticipated $37,500 capital raise) to implement our business plan over the next 18 months and the funds raised in this offering, even assuming we sell all the shares being offered, will be insufficient to commercialize our products or develop our business strategy.  If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

PERIOD FROM INCEPTION ON SEPTEMBER 16, 2010 TO SEPTEMBER 30, 2010 * ($)
Revenue	$—
Expenses	$2,078
Net Profit (Loss)	$2,078
Net Profit (Loss) per share	$0.00

AS AT SEPTEMBER 30, 2010 ($)
Working Capital (Deficiency)	$6,922
Total Assets	$8,922
Total Current Liabilities	$2,000

* The above is obtained from our audited financial statements.

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development stage company formed to carry out the activities described in this Prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on September 16, 2010 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar service; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by us or our competitors, specific economic conditions in the industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on September 16, 2010 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our service/products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

We are a development stage company formed recently to carry out the activities described in this Prospectus and thus have only a limited operating history upon which an evaluation of our prospectus can be made. We were incorporated on September 16, 2010 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar service/product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or our competitors, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

BECAUSE OUR CURRENT SOLE CHIEF EXECUTIVE OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN MANAGING A DEVELOPMENT STAGE PUBLIC COMPANY AND BECAUSE WE LACK CUSTOMERS AS WELL AS SUPPLIERS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Although our sole Officer and Director has business experience in the custom instrument panel and wiring harness manufacturing industries, he does not have experience in developing a new company or in managing a public company.  Additionally, we currently have no contracts or agreements with customers for our services or suppliers of the products we intend to install. Therefore, without this experience, contracts or suppliers, our management's business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, WE MAY BE UNABLE TO MAINTAIN EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING AND STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

BECAUSE WE ARE SMALL WE DO NOT HAVE AN AUDIT COMMITTEE AND WE DO NOT HAVE ADEQUATE DISCLOSURE CONTROLS AND PROCEDURES  (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act).

Because our Board of Directors is comprised solely of Mr. Tatar, who does not have a professional background in finance or accounting, we do not  have an audit committee financial expert on our board of directors to evaluate the effectiveness of the Company’s adequate disclosure controls and procedures . The controls are determined to be ineffective due to the lack of segregation of duties.  However, until the Company receives additional funding they are unable to remedy the weakness.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our service/products; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. Tatar, our sole Officer and Director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Tatar, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our sole Officer and Director, his departure or the loss of other key personnel in the future, could have a material adverse effect on our business. We do not maintain key person life insurance on our Sole Officer and Director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to market our products successfully to prospective customers. However, our planned products may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our products to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our plans include obtaining business from manufacturers that utilize a gas or diesel engine source. FIRST TITAN CORP. intends to be considered a sub-supplier to these customers which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on providing our products carefully, the products may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into our intended markets successfully. The factors that could affect our growth strategy include our success in(a) obtaining orders from our customers, (b) obtaining adequate financing on acceptable terms, and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED.

If the Company experiences significant growth in the foreseeable future, our growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of our operations.

Since inception on September 16, 2010 to September 30, 2010, we have spent a total of $2,078 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to our officers.

WE MAY NOT BE ABLE TO ESTABLISH OUR PRODUCTS IN THE MARKET AND WE MAY BE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY, WHICH WOULD FORCE US TO SUSPEND OR CEASE OPERATIONS.

Our product will target the manufacturers that utilize a gas or diesel engine source our product intends to target other manufacturers and FIRST TITAN CORP. intends to be considered a sub-supplier to these customers. If we are unable to demonstrate clearly the concept that makes our products unique to potential customers, they may not purchase the products. If our customer doesn't acknowledge the singularity and innovation of products, we may be unable to attract enough customers.

IF WE ARE FORCED TO INCUR UNANTICIPATED COSTS OR EXPENSES, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR PRODUCTS, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our products. Competitors may enter this sector with superior products, conditions and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

There are three (3) major competitors in the custom panel and harness industry. Paneltronics (Florida), VDO-Continental Corporation (Germany) with offices in the USA, and FW Murphy (Oklahoma). VDO and FW Murphy are large international corporations and Paneltronics is a family run business.

IF WE ARE UNABLE TO OBTAIN ISO 9001 CERTIFICATION OUR ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE SIGNIFICANT SALES RESULTING IN LITTLE OR NO PROFITS.

Our plans include obtaining business from manufacturers that utilize a gas or diesel engine source. Our product intends to target these manufacturers as a sub-supplier. Should FIRST TITAN CORP. not obtain ISO 9001 certification our orders may be minimum which will result in losses and there can be no assurances that we will succeed.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HIS SUCCESSORS.

Our sole Officer and Director, Robert Tatar, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Mr. Tatar, will own 9,000,000 shares of our common stock after this offering is completed representing 75% of our outstanding shares, assuming all securities are sold. As a result, he will have control of us even if the full offering is subscribed for and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by him. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole Officer and Director will not abuse his discretion in executing our business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Tatar also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole Officer and Director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN

In their audit report dated October 4, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 18 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "October 4, 2010 Audited Financial Statements - Auditors Report". Because we have been issued an opinion by our auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of our products. Within the next 18 months, we will have costs related to (i) creating a business and marketing plan, (ii) initiation of our sales and marketing campaign, (iii) administrative expenses and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

We require $37,500 for our basic minimum administrative expenses and to begin implementing the most rudimentary stages of our business and marketing plan. This amount includes the $8,750 required for offering expense. We will require additional funding of $550,000 to fully execute our business plan and bring our products to the marketplace. We intend to accomplish this in two phases. Phase One will require additional funding of $200,000 to begin implementing the business plan (0-9 Months). Phase Two will require additional funding of $350,000 (10-18 Months) to execute our marketing and sales strategy. As of September 30, 2010, we had cash on hand of $8,922.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy our total cash requirements of $587,500 will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon results of operations and our financial condition.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

WE DO NOT HAVE SUFFICIENT CAPITAL TO CONTINUE MAINTAINING OUR REPORTING STATUS.

The cost of maintaining our reporting status with the SEC, which consists of ongoing accounting, legal, and filing fees and expenses, may vary substantially in correlation with our level of activity from time to time.  Nevertheless, we estimate that we will require between $500 and $5,000 or more over the next twelve months (in addition to the $8,750 costs we will incur in connection with this offering) to maintain our reporting status with the SEC based on a low to moderate level of activity.  As of the date of this Prospectus, the current funds available to us will not be sufficient to continue maintaining our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. As such, any investment in our Company may be lost in its entirety.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH.

We have only been recently formed and have only a limited operating history, nominal assets and no earnings. Therefore, the price of the offered shares is not based on any data or analysis other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.001 as of September 30, 2010, our most recent financial statement date.

The arbitrary offering price of $0.0125 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.0125. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if our common stock becomes quoted on the OTC Bulletin Board and a public market for our shares develops during the term of the offering.

BECAUSE WE HAVE 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY.

We have 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

BECAUSE WE PLAN TO OBTAIN $550,000 IN ADDITIONAL FINANCING, MANAGEMENT MAY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY.

We require an additional $550,000 in order to implement our business plan.  Accordingly, it is very likely that we will be required to issue or pledge shares of our common stock or other securities of our own issue in order to secure such financing.  Any shares of common stock that we issue in this regard will cause immediate and potentially large dilution in the equity position of purchasers of securities in this offering.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this

Prospectus. We will initially focus our offering in the state of Florida and will rely on exemptions found in section 517.061 of the Florida Securities and Investor Protection Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.0125. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

USE OF PROCEEDS TABLE

	IF 25% OF SHARES SOLD	IF 50% OF SHARES SOLD	IF 75% OF SHARES SOLD	IF 100% OF SHARES SOLD
GROSS PROCEEDS FROM THIS OFFERING	$9,375	$18,750	$28,125	$37,500

LESS: OFFERING EXPENSES
Accounting fees	2,500	2,500	2,500	2,500
Legal fees	4,500	4,500	4,500	4,500
Printing	250	250	250	250
Transfer Agent	1,500	1,500	1,500	1,500

TOTAL	$8,750	$8,750	$8,750	$8,750

LESS: BUSINESS PLAN DEVELOPMENT	625	9,000	17,375	24,000

LESS:ADMINISTRATION EXPENSES & PUBLIC COMPANY REPORTS&EXPENSES	0	1,000	2,000	4,750

Totals	$9,375	$18,750	$28,125	$37,500

Even if we are able to sell all of the securities being offered in this Prospectus, we will still require an additional $550,000 to cover our anticipated expenses over the next 18 months. Please review our disclosure titled "Plan of Operations" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;

•	our new business structure and operations as well as lack of client base;

•	prevailing market conditions, including the history and prospects for our industry;

•	majority of customized instrument panel and wiring harness companies are not public and market conditions tend to be harder on new businesses;

•	our future prospects and the experience of our management;

•	our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.0125 per share. This price is significantly greater than the price paid by our sole Officer and Director for common equity since our inception on September 16, 2010. Our sole Officer and Director paid $ 0.001 per share, a difference of $0.0115 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.0125
Net tangible book value per share before offering	$0.0008
Potential gain to existing shareholder	$0.0029
Net tangible book value per share after offering	$0.0037
Increase to present stockholders in tangible book value per share after offering	$0.0029

Net Capital contributions by new stockholders	$37,500
Capital contribution by officer & director in March 2010	$9,000
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholder	9,000,000
Percentage of ownership after offering	75.0%

DILUTION TO NEW SHAREHOLDERS	PERCENTAGE OF SHARES SOLD
	25%	50%	75%	100%
Per share offering price	$0.0125	$0.0125	$0.0125	$0.0125
Net tangible book value per Share before offering	$0.0008	$0.0008	$0.0008	$0.0008
Net tangible book value per Share after offering	$0.0017	$0.0024	$0.0031	$0.0037
Increase in book value attributable to new shareholders	$0.0009	$0.0017	$0.0023	$0.0029
Dilution to new shareholders	13.4%	19.6%	24.9%	29.6%

THE OFFERING

We are registering 3,000,000 shares of our common stock for offer and sale at $0.0125 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to apply to have our common stock quoted on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. To achieve quotation, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. Despite our best efforts, we may not be able to convince any broker dealers to act as market makers for our stock and a market for our common stock may never develop.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Furthermore, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Following effectiveness, of this Registration Statement if our common stock becomes quoted or traded on the OTC Bulletin Board the price per share of the shares available for purchase through the offering will remain $0.0125 for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Robert Tatar, our sole Officer and Director named herein. Mr. Tatar, will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

We anticipate that we will be initially offering our securities in the State of Florida. Once this Registration Statement is effective, and if Mr. Tatar, believes that there is sufficient interest in our company to offer our securities in the state of Florida, we will register with the state of Florida under 'blue sky' laws. However, we have not yet applied for 'blue sky' registration in the state of Florida, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Florida or any other state in the United States. For further discussion regarding 'blue sky' registration please see 'Risk Factors' elsewhere in this Prospectus.

Mr. Tatar will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Mr. Tatar, is not subject to a statutory disqualification, as that term is defined in
a. Section 3(a)(39) of the Act, at the time of his participation;

2.	Mr. Tatar, will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. Tatar, is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Mr. Tatar, meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.  Once this registration statement is declared effective by the SEC, we anticipate inviting interested parties to review the registration statement.  Initial introductions to interested parties will be made through verbal communications.

This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

Subscription Procedure

Each subscriber to this offering must execute and deliver to the Company a copy of the Subscription Agreement attached to this registration statement as exhibit 99.1. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return a copy of the materials to the subscriber. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of a subscription will be returned to the subscriber promptly after acceptance.

Payment for the amount of the shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or at such later date as the Company may specify by written notice to the subscriber (unless such date is deferred in the sole discretion of the Company), by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth in the Subscription Agreement or to an account specified by the Company. The date upon which the transaction contemplated by the Subscription Agreement shall become effective (the "Closing") will occur on such date or within such period as may be specified at the discretion of the Company with written notice to the Subscriber.  There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is two hundred and fifty million (250,000,000). The authorized common stock is two hundred and fifty million (250,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, any interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Hunt Law Group

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida 33772

(727) 471-0444 telephone

(727) 471-0447 facsimile

cjh@huntlawgrp.com

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way, Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the period September 16, 2010 (date of inception) through September 30, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date through September 30, 2010).

BUSINESS DESCRIPTION

Overview

As of the date of this Prospectus, we have not established any business operations and have not achieved any revenues. We have not commenced any manufacturing, have not created relationships with any potential customers, have not obtained any inventory, or achieved any other goal towards achieving our business plan. Importantly, there is no guarantee that we will succeed in accomplishing any of these goals. In order to accomplish these goals, we anticipate that we will require not less than $550,000 financing in addition  to the $37,500 ($587,500 in total) that we are seeking to raise through this offering .  We have taken no steps to secure the $550,000 in additional financing that we will need to implement our business plan.

We are a development stage company and were incorporated in the State of Florida on September 16, 2010, as a for-profit company, and an established fiscal year end of September 30. Our business and registered office is located at 6846 Tailfeather Way, Bradenton, FL  34203. Our telephone number is 941-807-1025 and our fax number is 941-753-4889.

We intend to design and manufacture both panel and engineered/tooled custom vacuum formed instrument panels and wiring harnesses, required for the monitoring of any final product that utilizes a gas or diesel engine source.

A wiring harness is a string of cables and/or wires which transmit informational signals or operating currents(energy). The cables are bound together, to better secure against the adverse effects of vibrations, abrasions and moisture. An instrument panel is a control panel placed in front of the driver of a truck or other type of vehicle, housing instrumentation and controls for operation of the vehicle. This panel and instrumentation consists of an insulated panel containing switches, dials and meters for controlling other electronic devices which these instruments are mounted.

We intend to manufacture and market the panel, instrument panel along with their associated wiring harnesses. These panels are used for the monitoring of engine operations utilizing analog instrumentation (gauges). The target industries for this product is truck, marine, generator, tractor truck, etc. type of vehicle.

The specific function is to monitor engine operation and total hours in use, oil pressure, ground speed, electrical charging rate, turbo exhaust temperatures, hour meters.

We intend to market these packaged and not individually. This should allow our intended customers an assembly for easy drop and plug.

First Titan is intended to be a subsupplier to an OEM (Original Equipment Manufacturer)

Our initial plan will be to rent a facility to produce these products. We anticipate quick turnaround, quality, experienced engineering and intended quality customer service.  We intend to accomplish this through our additional $550,000 capital raise.

FIRST TITAN CORP. intends to target the following marketplaces that currently utilize and require products such as ours, including heavy duty truck manufacturers, marine (both I/O and outboard applications), agriculture (tractor builders, irrigation pumps, others), industrial (generator sets)and diesel applications. We estimate this marketplace should provide FIRST TITAN CORP. with a large diverse customer base to solicit.

To achieve our goals, FIRST TITAN CORP. intends to obtain the highly regarded ISO 9001 Quality Certification. This certification will allow us to solicit business from the large OEM (Original Equipment Manufacturers), who require this certification before they will purchase product. We intend to accomplish this via hiring consultants which is part of our use of proceeds anticipated $550,000 capital raise. The geographic market that we intend to market to should be the United States. However, we intend to subscribe to the CE marketing certifying that a product has met EU consumer safety health or environmental requirements. We intend to provide the CE marketing for possible future other geographic marketing opportunities.

We intend to hire a consulting firm (as part of our Phase one and two anticipated capital raise) to provide on-site training and coaching support in pursuing ISO (International Organization for Standardization) 9001 Quality Management Systems registrations. We anticipate that the consulting firm will assist the Company to implement maintain and certify our Quality Management System.  We anticipate obtaining our certification audits in 2-3 months. We intend to obtain ISO 9001 certification 2-3 months after raising Phase 1 funding (we intend to use a company such as Quality Experts, Inc. that provide on site training and coaching support for companies pursuing ISO 9001 certification.) which will be simultaneously with the move into our intended facility.  The process will be based on watching our activities to address the ISO requirements. We intend to document our process. Then we intend to adopt our process to met the ISO requirements. Once the system is documented, our intended employees will be trained to conduct maintenance activities to ensure proper operating costs.

ISO 9001 is intended to provide a system for out employees and organization to achieve excellence and open the door for American OEM manufacturers. These manufacturers require their suppliers to be certified or at a minimum to be working towards registration on ISO 9001 to do business. To keep our customers satisfied, the organization needs to meet and/or exceed their requirements. The ISO 9001 standard provides the universally recognized tried and tested framework for taking a systematic approach to managing the organizations processes so that we can turn out product that satisfies our intended customers expectations.

The anticipated costs to implement 9001 consists of external cost of using a consultant, the cost of related to the time and effort expended by the Company’s own people. These costs have not at this point in time have been determined.

We intend to be a ISO 9001 certified company prior to our marketing/sales effort.

Our marketing and sales approach is to engage commissioned only sales representatives who call on these OEM manufacturers.

We have not generated any revenues to date and our activities have been limited to developing the Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See “Managements Discussion and Analysis Plan of Operations” and Liquidity and Capital Resources.”

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

Business Strategy

We believe that there is a need for the design and manufacturing of industrial panels and wiring harnesses for heavy duty trucks, marine, agriculture and industrial OEM (Original Equipment Manufacturers). FIRST TITAN CORP. intends to develop a small modern facility with the latest technology in machinery and equipment, management and production software, ISO 9001 Certification, trained personnel and a management team to provide the proper service to attract OEM Manufacturers to purchase our products. We believe small is better which will allow us to furnish quick engineering prototype responses and allow changes in a very timely manner. We believe that our engineering experience will surpass our competitions that have longer operating histories, better brand recognition and greater financial resources than we do. We believe that our sole officer and director brings to the company a wealth of experience to enable us to be a factor in this industry.

FIRST TITAN CORP. intends to provide a high level of customer support. We intend to offer quick product lead times in the industry on the highest value solutions available. It is our goal to build an intensive quality program to offer high-value products, respond quickly and effectively to customer requirements.

We intend to be an ISO 9001 (ISO 9000 is a family of standards for quality management systems. ISO 9000 is maintained by ISO, the International Organization for Standardization and is administered by accreditation and certification bodies) registered company and anticipate performing certification expectations including CSA (Comprehensive Safety Analysis. This enforcement initiative scores motor carriers and drivers on seven safety related categories known as the BASICS and results in enforcement action against the worse safety performance), CE (The CE marking certifies that a product has met EU consumer safety, health or environmental requirements) and UL (UL develops standards and test procedures for products, materials, components, assemblies, tools and equipment, chiefly dealing with product safety). We plan to have personnel experienced in managing and executing PPAP programs (Production Parts Approval Process) in support of customers' requirements.

We intend that our quality procedures ensure our products are designed and delivered to meet our customer’s needs and expectations. Our plan is to utilize Solidworks Modeling capabilities to communicate visual design outputs to our customers before production. This anticipated streamlined communication plans to deliver our customers reduced cost and cycle time when producing custom panels.

Our strategy is to have a variety of production tools to meet our customers’ needs. These potential tools include the ERP system (Enterprise Resource Planning is an integrated computer-based system used to manage internal and external resources, materials, and human resources. Its purpose is to facilitate the flow of information between all organization functions) to manage, plan, track and execute each order. We intend that our manufacturing documentation to provide visual representation of how a product will be produced. To ensure that each order meets our customers’ specifications within the deadline, we plan to combine that information with the following tools:

ENCLOSURE PRODUCTION

TURRET PRESS CONTROL SOFTWARE - This program optimizes the production sequence to reduce material usage and cycle time.

PRESS BRAKE AUTOMATION SOFTWARE - This program ensures that the bends are producible and optimizes the sequence for maximum efficiency.

WIRE PROCESSING AND HARNESS PRODUCTION

FULLY AUTOMATED WIRE PROCESSING - For speed of production and quality assurance.

FULLY INTEGRATED TESTING ON ASSEMBLY FIXTURES - To reduce the handling required to fully test every harness build.

PANEL PRODUCTION

CONTROLLED INVENTORY - All high-volume material is planned and managed by Kanban software.

FUNCTIONAL TESTING - We anticipate that every panel build is fully functionally tested before we ship.

PACKAGING - We expect to package all panels in expandable foam from damage and ensure that they are ready to be used from the moment they are delivered

It is our intended strategy to reduce costs to our customers with continuous product and operational improvements. We intend to utilize a knowledge-based improvement process that focuses our efforts toward maximizing customer value while growing our business. This process intends on drawing on a variety of tools as discussed.

We believe that our sole officer Mr. Tatar brings a vast of experience to focus entirely on panel solutions with state of the art software and equipment in both mechanical and electronic engines. He brings application and design engineering, mechanical and electrical system design, AutoCAD and Solidworks CAD (computer-aided design).

We believe that we can put in place a team of professionals and latest production techniques to provide panels quickly and efficiently to OEM manufacturers freeing up their personnel to focus on its core business.

Currently, we have no agreements or funding to execute our intended business plan.

The Market

The total market for customized panels and harnesses for gas and diesel engines (heavy duty truck OEM, marine OEM, tractor OEM, agriculture equipment OEM and other OEM difficult to obtain due to the fact that most customized panels and harnesses are not produced by the OEM and appear not to be reported.

Typical Market for FIRST TITAN CORP.: marine (boat builders, engine manufacturers), heavy duty trucks (Mack, etc.), off-road trucks (i.e. fire trucks), agriculture (tractor), generator builders and customers who utilize an engine in their finished product, especially when the engine needs to be monitored via a gauge panel.

Management

We intend to employ and use consultants to build the corporate infrastructure in MANUFACTURING & PRODUCTION, FINANCE, ACCOUNTING, MARKETING, SALES, WEBSITE, MANUFACTURING & PRODUCTION SOFTWARE, PURCHASING and other administrative functions.

Sales And Marketing

We intend to employ a salaried Vice President of Marketing and Sales whose responsibility will be to execute the Marketing and Sales Plan.

We anticipate to market and sell our panel and harness products in the United States by attendance at industry trade shows and intend to enter into sales agency agreements with independent agents, each of whom is granted exclusive rights to market and sell FIRST TITAN CORP. products in their respective territory. We currently have no agreements.

Shows And Advertising

We intend to augment the marketing and sales of our service via webinar presentations that will allow the utilization of our intended website to present to OEM manufactures regional and national.

We intend to deliver press releases and advertise in OEM manufacturers’ industry journals.

We intend to exhibit in three (3) major trade shows annually. SAE- Milwaukee, National Marine Manufacturers Association (NMMA)Show- Miami, and the International Truck Show- Las Vegas, NV

Manufacturing and Production

We intend to purchase our raw materials and gauges, etc. where possible from United States manufacturers on a just in time basis. Actual inventory would be held to a minimum. We intend to produce our customized panels and harnesses in a 20,000 sq. ft. facility in Manatee County, Florida. We intend to produce in-house, flat lexan custom cut and etch panels and outsource initially vacuum formed and plastic injected types. Currently, we have no agreements with suppliers.

Competition

We intend to compete against small companies like ours, as well as large companies that have similar businesses. Additionally, we will be competing with large marketing companies, importers and distributors that will sell products similar to or competitive, with ours. Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do.

There are competitors in this market sector with similar products that may infringe our intended customer base and affecting our business adversely.

We have (3) major competitors in this market sector with similar products that may infringe on our intended customer base and affect our business adversely. These companies are well financed.

There are three (3) major competitors in the custom panel and harness industry. Paneltronics (Florida), VDO-Continental Corporation (Germany) with offices in the USA, and FW Murphy (Oklahoma). VDO and FW Murphy are large international corporations and Paneltronics is a family run business.

Mr. Tatar, the sole officer of the Company, finds it is very difficult to determine the dollar size of the market since it is not broken out nor reported by the industry (OEM manufacturers or Sub-suppliers).  Accordingly, we are unsure of the market size.

Employees And Employment Agreements

As of September 30, 2010, we have no employees other than Mr. Tatar, our sole officer and director. Mr. Tatar has the flexibility to work on our business up to 10 to 25 hours per week. He is prepared to devote more time to our operations as may be required and we do not have any employment agreements with him.

We do not presently have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole officer and director.

During the initial implementation of our marketing strategy, the Company intends to hire independent consultants to develop our website, rather than hire full time website development/maintenance employees. We plan on hiring a Vice President of Marketing and Sales to execute the Marketing and Sales plan.

Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the instrument panel and wiring harness marketplace.  We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright, trademark or patent protection in respect of our name, business plan or our intended website.

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

We maintain our statutory registered agent's office and business office at 6846 Tailfeather Way, Bradenton, Fl 34203. Our telephone number is (941) 807-1025.

At the present we require only limited office space which is donated free of charge by our sole officer and director.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will be successful in this regard.

Even if our stock becomes quoted on the OTC Bulletin Board there is no assurance that a regular trading market for our stock will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock quoted on the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet secured any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for quotation on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there was one holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on September 16, 2010 as a for-profit company, and an established fiscal year of September 30. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next eighteen (18) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from sources other than loans we undertake.

From inception through our current date, November 3, 2010, our business operations have primarily been focused on developing our business plan. We have spent a total of approximately $ 2,078  on start-up costs (legal, accounting and administrative). We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole Officer and Director.

The maximum proceeds from this offering ($37,500) will satisfy our basic, subsistence level, cash requirements for up to 12 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, employees/consultants, suppliers, and customers.  75% of the possible proceeds from this offering ($28,125) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($18,750) will sustain us for up to six months, and 25% of the proceeds ($9,375) will sustain for up to three months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.

If we are unable to raise additional monies, we only have enough capital to cover the costs of  the above described expenses. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Implementing the business and marketing plan includes preparing basic marketing materials, contacting potential sources of financing, suppliers, and potential customers. Our continuous disclosure requirements include the costs of preparing quarterly financial statements, and reports on Forms 10-Q, 10-K and 8-k.  As of September 30, 2010 we had $8,922 cash on hand. This cash will not cover the expenses of this offering or working capital requirements for even one month given the undertaking of this offering and expenses involved.

Plan of Operations

We do not have adequate funds to satisfy our working capital requirements for the next eighteen months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $587,500 to pay for expenses associated with our development over the next 18 months. $200,000 will be used to finance anticipated activities during Phase One of our development plan as described below and $350,000 will be used to finance anticipated activities during Phase Two of our development plan as described below. As of September 30, 2010, we had cash on hand of $ 8,922. All anticipated expenses are based on estimates made by our sole Officer and Director based on his prior knowledge of our industry and on his personal research.  These costs may vary considerably based on then current local, state, or national economic conditions.

PHASE ONE

ANTICIPATED MILESTONES

Complete Business & Marketing Plan

Complete Market Research

Complete and Finalize Consultant Team Manufacturing/Production/ISO 9001 Consultant

Complete and Finalize Selection of  Vice President of Marketing  And Sales Representative Organization

Complete and Finalize Selection of Office Staff and Production/Manufacturing Salaried Personnel

Complete and Finalize Selection of  Software for Manufacturing/Production Software for Finance

Complete and Finalize Location Selection of Corporate/Manufacturing Facility.

Complete and Finalize Selection of Furniture, Fixtures, Office equipment, computers, Warehouse

Shelving and Equipment. Communication lines, etc.

Complete and Finalize Selection of Manufacturing/Production Equipment

Complete and Finalize Selection of Raw Material Inventory

Complete and Finalize Exhibit Selection of National Shows

Complete and Finalize Selection  of Consultants for Marketing and Sales tools (Brochures, Webinar, Show Display Exhibit, Advertising, Public Relations, Promotions, Website Etc.)

Working Capital, Legal, Accounting, Auditing General and Administrative.

TOTAL PHASE ONE           0-9 Months          $ 200,000

PHASE TWO

ANTICIPATED MILESTONES

MANUFACTURING/PRODUCTION

Execute Software & Computers Purchases Kanban, Solidworks, AutoCAD, Turret Press Control ERP/MRP

Execute ISO 9001 Consultant Hire,  Execute Leasing Corporate/Manufacturing Facility,

Execute Purchase of Raw Material Inventory,

Execute Purchase of Manufacturing/Production Equipment, Wire Processing Machine,  Functional Testing Equipment, Packaging Equipment,  Press Brake Equipment, Turret Punch Control, Etching Machine, Execute Manufacturing Hourly Employees Hire

MARKETING & SALES

Execute Marketing & Sales Plan, Execute Vice President of Marketing Hire And Contract with National Sales Rep. Org., Execute Marketing & Sales Tools, Execute Contracts for 3 National Shows, Execute Website

MANAGEMENT & ADMINISTRATION

Execute Contracting Consultant Team

ADDITIONAL WORKING CAPITAL

TOTAL PHASE TWO          10 -18 MONTHS          $ 350,000

TOTAL PHASE ONE & TWO          $587,500 (including initial raise of capital $37,500).

Many of the developments enumerated in Phase 2 are dependent on the completion of objectives in Phase 1. Both Phase 1 and Phase 2 are dependent on us securing additional financing even if we are able to sell all of the securities offered by this Prospectus. There can be no assurance that we will be able to sell any of the securities offered by this Prospectus or secure additional financing. If we are able to raise some, but not all funds required to undertake the developments in Phase 1 and Phase 2, our management will re-examine our proposed business activities to use our resources most efficiently. In this event, we will likely focus on spending available funds on assuring that we retain our reporting status with the SEC and developing our product designs to attract investors. To date, we have taken no steps to identify potential sources of financing required to implement our business plan and we have not entered into any agreement or arrangement in relation to such financing.

If we are unable to raise additional funds we will not be able to complete any of the milestones in either Phase 1 or Phase 2. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officer and director in order to finance our businesses activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our anticipated products and even if we do secure adequate financing, there can be no assurance that our products will be accepted by the marketplace and that we will be able to generate revenues.

Our management does not plan to hire any employees at this time. Our sole officer and director will be responsible for business plan development. If we develop our products and are in a position to begin sales, marketing and distribution, we intend to hire independent consultants and contract commissionable sales representatives as we deem necessary.

Business Plan Implementation Schedule

We have not generated any revenues to date and have not established business operations. We will be unable to establish operations or otherwise implement our business plan until we are able to secure financing of approximately $550,000 in addition to the $37,500 we are seeking to raise through this offering. To date we have take no steps to secure the $550,000 in additional financing that we will need to implement our business plan. Furthermore, there can be no assurance that sufficient financing will be available on suitable terms. We presently intend to take the following steps to identify sources of financing for our business.

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  With the clear exception of the costs associated with this offering ($8,750) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent.  For example, we believe that any investment in our infrastructure and equipment requirements must be concurrent or near concurrent with any investment in marketing, inventory or labor. What’s more the scale and quality of our infrastructure, marketing strategies and potential employees may vary according to the financing ultimately available to us and will in turn have a corresponding impact on our capacity to generate revenue.

RESULTS OF OPERATIONS

There is no historical financial information about us upon which to base an evaluation of our performance. We have spent $2,078 on our operations as of September 30, 2010 on selling, general and administrative expenses and our only other activity consisted of the sale of 9,000,000 shares of our common stock to our sole officer and director for aggregate proceeds of $9,000.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining our business plan, and preparing for a primary financial offering.

Our results of operations are summarized below:

PERIOD FROM INCEPTION ON September 16, 2010 TO September 30, 2010 ($)
Revenue	$0
Expenses	$2,078
Net Profit (Loss)	$2,078
Net Profit (Loss) per share	$0.00

AS AT September 30, 2010 ($)
Working Capital (Deficiency)	$6,922
Total Assets	$8,922
Total Current Liabilities	$2,000

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period ended September 30, 2010, we issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000. We did not issue any other shares of common stock during the period ended September 30, 2010.

We anticipate needing an additional $200,000 for Phase One, $350,000 for Phase Two, totaling $550,000 in order to effectively execute our business plan over the next eighteen months. Currently available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our business plan.

However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

Through September 30, 2010, we spent $2,078 on general operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our sole officer and director. As of September 30, 2010 we had $8,922 cash on hand.

To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer does not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and will be only paying the direct expenses associated with our business operations.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain our reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended September 30, 2010 and interim period ended September 30, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

USE OF ESTIMATES - The preparation of financial statements in conformity  with accounting principles generally accepted in the United States of  America requires management to make estimates and assumptions that affect   the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements  and the reported amounts of revenues and expenses during the reporting  period. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research,  development, and engineering of products will be expensed as incurred.

EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing  net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is  computed giving effect to all potentially dilutive common shares.  Potentially dilutive common shares may consist of incremental shares  issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti dilutive and thus are excluded from the calculation. At  September 30, 2010 the Company did not have any potentially dilutive common  shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from September 16, 2010 (date of inception) through September 30, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On September 16, 2009 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this registration statement on Form S-1. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to EDGAR and looking at the attachments to this registration statement on Form S-1.

MANAGEMENT

Officers and Directors

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)

Robert Tatar	58	President, Secretary/ Treasurer
6846 Tailfeather Way		Sole Executive Officer
Bradenton, FL 34203		Principal Financial Officer and Sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Business Experience

MR. ROBERT TATAR, SOLE OFFICER AND DIRECTOR

Mr. Tatar, is our founder and has served as our sole Officer and Director since our inception

Mr. Robert Tatar has served over 30 years in the OEM and Aftermarket Marketplace and has engineered products for the heavy duty truck, marine, automotive and agriculture industry (electrical gauging, panel and wire harnessing). He was successful in the conceptual sale, developmental planning execution and completion of these products to design engineers and purchasing management at all levels. He is familiar with all quality programs (QA7000, ISO 9001, and others) routinely utilize in the industry in which we intend to conduct business. He has experience in setting up nationwide commissionable sale representative groups. He has developed catalogs, literature and technical service manuals and bulletins. He has achieved experience in multi manufacturing plant responsibility. (3 Teleflex Industrial Plants, Sarasota, Philadelphia and Vancouver, Canada). Mr. Tatar also has knowledge and experience in AUTOCAD 3D Design. He has created assembly drawings including bills of material and detail drawings of electrical schematics and associated parts. He has purchasing and sourcing experience in components from both domestic and off-shore sources as well as experience in the documentation of analyses, layouts and design including final drawings.  We believe that Mr. Tatar’s substantial experience in our industry, as described herein, provides an adequate basis for our conclusion that he should serve as a director and officer for our Company.  In reaching this conclusion, we considered his professional competency and employment and management experience with companies that were much larger than our Company in terms of employees and facilities.

2002-Present

DAYTON BATCO-REGIONAL SALES MANAGER

Developed, motivated and managed a team of 4 sales engineers. Worked directly with top executives in engineering and purchasing departments providing excellent product and service.

1994-2002

TRIANGLE AUTO SPRING-SALES MANAGER

Sales of components into the Heavy Duty marketplace. Consistently high ranking sales performance.

1985-1994

TELEFLEX INC.-SALES MANAGER

Responsible for 3 manufacturing divisions which included hydraulic, mechanical and electrical engineered components. Products sold to both OEM and Aftermarket account base. Set up national and international sales representative organizations and achieved consistent yearly growth pattern

EDUCATION

BS MARKETING  CHICAGO ACADEMY 1976

BS EE MSOE 1979

ASSOCIATIONS

(SAE) SOCIETY OF AUTOMOTIVE ENGINEERS

OTHER DIRECTORSHIPS

Mr. Tatar, does not hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

CONFLICTS OF INTEREST

Mr. Tatar, is not obligated to commit his full time and attention to our business and, accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. In the course of his other business activities, he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result, he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation's line of business; and

•	it would be unfair to the corporation and our stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our sole director. Because we do not have any independent directors, our sole director believes that the establishment of committees of the Board would not provide any benefits to our Company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed.

Our sole director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of solely of Mr. Tatar, who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, Mr. Tatar, does not have a professional background in finance or accounting. As with most small, early stage companies until such time our Company further develops our business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors. We do not have a finance person on board to evaluate the effectiveness of the Company’s disclosure controls and procedures . The controls are determined to be ineffective due to the lack of segregation of duties.  However, until the Company receives additional funding they are unable to remedy the weakness.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to September 16, 2010, our date of inception, and no compensation will be paid unless our business operations become sufficiently developed to justify compensating our sole officer and director for his services. Although we have not identified a specific budgetary or sales milestone after which we will begin compensating our sole officer and director, we anticipate that if we require Mr. Tatar to devote more than 10 to 25 hours per week to our business on a regular basis and in any capacity (i.e. administrative, technical, sales etc.), we will compensate him as though we were engaging a third party consultant or employee to perform his services.  Notwithstanding the foregoing, Mr. Tatar will not receive compensation from the proceeds of this Offering.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (September 16, 2010) through September 30, 2010.

SUMMARY COMPENSATION TABLE

Change in Pension Value and
Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	All Other	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	Compensation	($)

Robert. Tatar CEO	2010	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole Officer and Director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of May 31, 2010.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Robert Tatar	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our Company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole director and officer since our inception; accordingly, no stock options have been granted or exercised by our sole director and officer since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole director and officer or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our sole director and officer or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our sole director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our sole director is or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Tatar that would result from his resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our sole officer and director nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our sole director for all services rendered in all capacities to us for the period from inception (September 16, 2010) through September 30, 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert Tatar	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole Officer and Director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class [2]

Common Stock	Robert Tatar 6846 Tailfeather Way Bradenton, FL 34204	9,000,000	100%

	All Officers and Directors as a Group (1 person)	9,000,000	100%

[1] The person named above may be deemed to be a "parent" and "promoter" of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Tatar is the only "promoter" of our Company. Mr. Tatar is also our sole officer and director.

[2] Based on 9,000,000 shares issued and outstanding as of the date of this Prospectus

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our Company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 16, 2010 we issued 9,000,000 shares of our common stock to our sole officer and director at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our audit date, September 30, 2010, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

We do not currently have any independent directors and we do not anticipate appointing additional directors in the foreseeable future.  If we engage further directors and officers, however, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Florida law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by FIRST TITAN CORP.. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

FINANCIAL STATEMENTS

FIRST TITAN CORP.

(A Development Stage Corporation)

For the Period from September 16, 2010 (Date of Inception) Through September 30, 2010

CONTENTS

Financial Statements:

Peter Messineo, CPA

1982 Otter Way Palm Harbor FL 34685

T 727.421.6268 F 727.674.0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:

First Titan Corp.

I have audited the balance sheets of FIRST TITAN CORP. (A Development Stage Corporation) as of September 30, 2010 and the related statement of operations, changes in stockholder's equity, and cash flows for the period September 16, 2010 (date of inception) through September 30, 2010. These financial statements were the responsibility of the Company's management. My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement. The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of FIRST TITAN CORP. (A Development Stage Corporation) as of September 30, 2010, and the results of its operations and its cash flows for the period September 16, 2010 (date of inception) through September 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Further information and management's plans in regard to this uncertainty were also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

October 4, 2010

FIRST TITAN CORP.

(A Development Stage Corporation)

Balance Sheet

ASSETS
As of
September 30, 2010

CURRENT ASSETS
Cash and cash equivalents	$8,922
Total current assets	8,922

TOTAL ASSETS	$8,922

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable & Accrued liabilities	$2,000
Total liabilities	2,000

STOCKHOLDERS' EQUITY
Capital Stock (Note 4)
Authorized:
250,000,000 common shares, $0.0001 par value
Issued and outstanding shares:
9,000,000	$900
Additional paid-in capital	8,100
Deficit accumulated during the development stage	(2,078)
Total Stockholders' Equity	6,922

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,922

The accompanying notes are an integral part of the financial statements

FIRST TITAN CORP.

(A Development Stage Corporation)

Statement of Operations

For the Period
from Inception
September 16, 2010
to
September 30, 2010

REVENUES	$—

EXPENSES
General & Administrative	$78
Professional Fees	2,000

Loss Before Income Taxes	$(2,078)

Provision for Income Taxes	—

Net Loss	$(2,078)

PER SHARE DATA:

Basic and diluted loss per common share	$—

Basic and diluted weighted Average Common shares outstanding	9,000,000

The accompanying notes are an integral part of the financial statements.

FIRST TITAN CORP.

(A Development Stage Corporation)

Statement of Stockholder's Equity

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Inception – September 16, 2010	—	$—	$—	$—	$—

Common shares issued to Founder for cash at $0.001 per share (par value $0.0001) on September 16, 2010	9,000,000	1,000	8,000	—	9,000

Loss for the period from inception on September 16, 2010 to September 30, 2010	—	—	—	(2,078)	(2,078)

Balance – September 30, 2010	9,000,000	$1,000	$8,000	$(2,078)	$6,922

The accompanying notes are an integral part of the financial statements.

FIRST TITAN CORP.

(A Development Stage Corporation)

Statement of Cash Flows

For the Period
from Inception
September 16, 2010
to
September 30, 2010

OPERATING ACTIVITIES

Net Loss	$(2,078)

Changes in Operating Assets and Liabilities:
Increase (decrease) in accounts payable and accrued liabilities	2,000
Net cash used in operating activities	(78)

FINANCING ACTIVITIES

Common stock issued for cash	9,000
Net cash provided by financing activities	9,000

INCREASE IN CASH AND CASH EQUIVALENTS	8,922

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$8,922

Supplemental Cash Flow Disclosures:

Cash paid for:
Interest expense	$—
Income taxes	$—

The accompanying notes are an integral part of the financial statements.

FIRST TITAN CORP.

(A Development Stage Corporation)

Notes to Financial Statements

For the Period from September 16, 2010 (Date of Inception) through September 30, 2010

1. BACKGROUND INFORMATION

FIRST TITAN CORP. (the "Company"), a Florida corporation, was formed to design and manufacture both panel and engineered/tooled custom vacuum formed instrument panels and wiring harnesses, required for the monitoring of any final product that utilizes a gas or diesel engine source. This product intends to be targeted to other manufacturers and FIRST TITAN CORP. will be considered a sub-supplier to these customers.

The Company was incorporated on September 16, 2010 (Date of Inception) with our corporate headquarters located in Bradenton, Florida and its year-end is September 30.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended September 30, 2010, the Company had no operations. As of September 30, 2010, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing our future development activities and our working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred. There has been no research and development cost incurred for the period September 16, 2010 (date of inception) through September 30, 2010.

COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

REVENUE AND COST RECOGNITION - The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

FIRST TITAN CORP.

(A Development Stage Corporation)

Notes to Financial Statements

ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred. There has been no advertising cost incurred for the period September 16, 2010 (date of inception) through September 30, 2010.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income Taxes" (ASC 740-10), on September 16, 2010. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti dilutive and thus are excluded from the calculation. At September 30, 2010, the Company did not have any potentially dilutive common shares.

FINANCIAL INSTRUMENTS - In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The Company adopted the standard for those financial assets and liabilities as of inception. FASB Accounting Standards Codification (ASC) 820 "Fair Value Measurements and Disclosures" (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

FIRST TITAN CORP.

(A Development Stage Corporation)

Notes to Financial Statements

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

On September 16, 2010, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company's financial statements.

Subsequent events have been evaluated through the date of the audit report.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued Accounting Standard Update ("ASU") No. 2009-13, Multiple-Deliverable Revenue Arrangements ("ASU 2009-13") and No. 2009-14, Certain Revenue Arrangements that include Software Elements ("ASU 2009-14"). These standards update FASB ASC 605, Revenue Recognition ("ASC 605") and FASB ASC 985, Software ("ASC 985"). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments to ASC 985 remove tangible products from the scope of software revenue guidance and provide guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. These amendments to ASC 605 and ASC 985 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company will adopt these amendments on September 1, 2010. Management does not believe that the adoption of this standard will have a material impact on the Company's financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures ("ASU 2010-06"). This standard updates FASB ASC 820, Fair Value Measurements ("ASC 820"). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company will adopt ASU 2010-06 on September 16, 2010; management does not expect the adoption to have a material impact on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4. RELATED PARTY TRANSACTIONS

In September 16, 2010, the Company sold 9,000,000 shares of common stock to our founder for $0.001 per share.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

FIRST TITAN CORP.

(A Development Stage Corporation)

Notes to Financial Statements

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

5. INCOME TAXES

There are no current or deferred income tax expense or benefit for the period ended September 30, 2010.

The provision for income taxes may be different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. There are no items causing a difference:

September 16, 2010
(Date of Inception)
through
September 30, 2010

Tax benefit at U.S. statutory rate	$—
State income tax benefit, net of federal benefit.	—
$—

The Company did not have any temporary differences for the period from September 16, 2010 (Date of Inception) through September 30, 2010.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$4
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Printing Fees	$246
Transfer Agent Fees	$1,500
Accounting fees and expenses	$2,500
Legal fees and expenses	$4,500

TOTAL	$8.750

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

On  September 16, 2010, we issued 9,000,000 shares to Mr. Robert Tatar,  the Company's founder, in exchange for cash of $9,000. We relied upon  Section 4(2) of the Securities Act, which exempts from registration  "transactions by an issuer not involving any public offering.

It is our belief Mr. Tatar, had such knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Act of 1933, as amended.

Mr. Tatar, certified that he was purchasing the shares for his own account, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION

3.1	Articles of Incorporation of First Titan Corp. *
3.2	Bylaws of First Titan Corp. *
4.1	Specimen Stock Certificate of First Titan Corp. *
5.1	Opinion of Counsel *
14.1	Code of Ethics *
23.1	Consent of Accountants
23.2	Consent of Counsel (included in Exhibit 5.1) *
99.1	Subscription Agreement First Titan Corp. *
99.2	Certifications of President *

*   Previously filed

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, Florida, on January 31, 2011.

FIRST TITAN CORP.

By:	/s/ Robert Tatar
Robert Tartar President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Robert Tatar	President, Chief Executive Officer,	January 31, 2011
Robert Tatar	Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director